Exhibit 99.1

Exactus Appoints Leading Business Expert, Julian Pittam to Chairman of the Board of Directors

DELRAY BEACH, FL / June 15, 2020 / - Exactus, Inc. (OTCQB: EXDI) (the “Company”) a leading supplier of hemp-derived ingredients (CBD) and feminized hemp genetics, announced today the appointment of executive business leader, Julian Pittam to the Chairman of the Board.

“Julian Pittam has been an investor and a friendly voice of wisdom since our inception, and we are honored to have him join as Chairman of the Board at this pivotal moment”, said Emiliano Aloi, Exactus Interim Chief Executive Officer. “Julian brings an impressive track record of over 20 years of extensive experience in investment banking, innovation, and boardroom buildout. His leadership will be vital to the continued development and success of Exactus, including building a Board that both attracts and proactively supports top tier management assets and developing the right committees for integration of new business units as the industry transitions into a massive consolidation phase.”

Julian started his career at Bankers Trust in sales and trading. He spent three years in Hong Kong and Singapore with Bankers Trust before returning to London to work for Lehman Brothers in 1999. After leaving Lehman in 2005 Julian became Partner and Managing Director of Data Explorers where he grew the business exponentially in six years until it was sold to Markit. Mr. Pittam then became Head of EMEA for ENSO Financial until 2016 when it was sold. Julian has since held Non-Executive Director roles at numerous companies and is an early stage investor in companies that can demonstrate a great idea but lack finance or business experience.

“Exactus has built an impressive leadership team and foundation from which to grow. As a current shareholder of the company, I am pleased to be appointed Chairman of the Board to help build shareholder value”, said Julian Pittam.

Exactus began 2020 with a goal of being the leader in the hemp industry and the trajectory of that goal is being attained by developing a strong foundation within the executive team, Board of Directors and Advisory Board. Exactus has continued to make positive advances to reach success through one of the most trying times in history. Exactus is looking forward to achieving its goal of providing the highest quality specialty cannabinoids, finished products and offering white label services in the second half of the year.

To learn more about Exactus, Inc., visit the website at www.exactushemp.com.

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About Exactus:
Exactus Inc. (OTCQB:EXDI) is a leading producer and supplier of hemp-derived ingredients and feminized hemp genetics. Exactus is committed to creating a positive impact on society and the environment promoting sustainable agricultural practices. Exactus specializes in hemp-derived ingredients (CBD/CBG/CBC/CBN) and feminized seeds that meet the highest standards of quality and traceability. Through research and development, the Company continues to stay ahead of market trends and regulations. Exactus is at the forefront of product development for the beverage, food, pets, cosmetics, wellness, and pharmaceutical industries.

For more information about Exactus: www.exactushemp.com.

Investor Notice:
Investing in our securities involves a high degree of risk. Before making an investment decision, you should carefully consider the risks, uncertainties and forward-looking statements described under “Risk Factors” in Item 1A of our most recent Form 10-K for the fiscal year ended December 31, 2019 filed with the Securities and Exchange Commission (the “SEC”) on May 22, 2020, and in other periodic and current reports we file with the SEC. If any of these risks were to occur, our business, financial condition, or results of operations would likely suffer. In that event, the value of our securities could decline, and you could lose part or all of your investment. The risks and uncertainties we describe are not the only ones facing us. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. In addition, our past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results in the future. See “Safe Harbor” below.

Safe Harbor - Forward-Looking Statements:
The information provided in this press release may include forward-looking statements relating to future events or the future financial performance of Exactus, including statements concerning harvest expectations, the impact of Exactus’ acquisition of Green Goddess, LeVor Collection, and interests in the 2019 harvest on its supply and product line expansion, Exactus’ ability to monetize its harvest, Exactus’ ability to expand its product lines and brands, the amount of future orders for Exactus products, and Exactus’ future revenue, gross margins and working capital. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Words such as “anticipates,” “plans,” “expects,” “intends,” “will,” “potential,” “hope” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon current expectations of Exactus and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties. Detailed information regarding factors that may cause actual results to differ materially from the results expressed or implied by statements in this press release relating to Exactus may be found in Exactus’ periodic and current filings with the SEC, including the factors described in the sections entitled “Risk Factors”, copies of which may be obtained from the SEC’s website at www.sec.gov. Any forward- looking statement speaks only as of the date on which such statement is made, and Exactus does not intend to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise.

Investor Relations
Andrew Johnson
Chief Strategy Officer
Exactus Inc.
509-999-9695
ir@exactusinc.com

PR Contact
Kathleen Gonzales
Elevated Public Relations
kathleen@elevated-pr.com